Exhibit 10.2

Execution Version

GUARANTY

THIS GUARANTY is executed as of August 2, 2016, by each of the Parent Companies that is a signatory to this Guaranty as a Parent Guarantor, for the benefit of JPMORGAN CHASE BANK, N.A., (the “Administrative Agent”, and, together with the Parent Guarantors, collectively, the “Parties” and individually, a “Party”), in its capacity as the administrative agent for the Lenders under the Credit Agreement defined below, for the benefit of itself and such Lenders. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement defined below. This Guaranty is the “Parent Guaranty” referred to in the Credit Agreement.

RECITALS

A. Four Corners Operating Partnership, LP, a Delaware limited partnership (the “Borrower”), Four Corners Property Trust, Inc., a Maryland corporation, the Administrative Agent and the Lenders have entered into that certain Revolving Credit and Term Loan Agreement dated as of November 9, 2015, as amended by that certain Omnibus Amendment and Waiver dated as of the date hereof (as the same may be further amended, modified, renewed or extended from time to time, the “Credit Agreement”), pursuant to which the Lenders have agreed to make available to the Borrower Loans and certain other financial accommodations on the terms and conditions set forth in the Credit Agreement;

B. The Parent Guarantors wish to unconditionally guarantee payment and performance to the Administrative Agent, for the benefit of the Lenders, of the Obligations; and

C. Each Parent Guarantor is an owner of direct and indirect equity interests in the Borrower and/or general partner of the Borrower and each Parent Guarantor directly benefits from the Lenders’ making the Loans and other financial accommodations to the Borrower.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, each Parent Guarantor agrees with the Administrative Agent, for the benefit of the Lenders, as follows:

Section 1. Guaranty of Obligations.

(a) Each of the Parent Guarantors hereby absolutely, irrevocably and unconditionally, and jointly and severally, guarantees to the Administrative Agent, for the benefit of the Lenders the payment and performance of the Obligations other than all Excluded Swap Obligations with respect to such Parent Guarantor (the “Guaranteed Obligations”) as and when the same shall be due and payable, whether by lapse of time, by acceleration of maturity or otherwise. Each of the Parent Guarantors hereby absolutely, irrevocably and unconditionally covenants and agrees that it is liable, jointly and severally, for the Guaranteed Obligations as a primary obligor, and that each Parent Guarantor shall fully perform each and every term and provision hereof. This Guaranty is a guaranty of payment and performance in full and not solely a guaranty of collection. Neither the Administrative Agent nor any Lender shall be required to exhaust any right or remedy or take any action against the Borrower or any other person or entity. Upon the occurrence of any Bankruptcy Event with respect to the Company or the Borrower or any Event of Default under clause (h), (i) or (j) of Article VII of the Credit Agreement, notwithstanding the existence of any dispute between the Administrative Agent and the Borrower with respect to the existence of such Bankruptcy Event or such Event of Default, the Guaranteed Obligations will immediately and automatically (without the requirement of the giving of any notice) become due and payable notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration or notice with respect to the Borrower, the Company or any other Loan Party. Upon the occurrence of any Event of Default under Article VII of the Credit Agreement (other than under clause (h), (i) or (j) of Article VII of the Credit Agreement), notwithstanding the existence of any dispute between the Administrative Agent and the Borrower with respect to the existence of such Event of Default, then, notwithstanding any stay, injunction or other prohibition which may prevent, delay or vitiate any declaration or notice with respect to the Borrower, the Company or any other Loan Party, in the event of a declaration, attempted declaration, notice or attempted notice by the Administrative Agent (whether or not acting at the direction of the Required Lenders), the Guaranteed Obligations will immediately become due and payable by each of the Parent Guarantors pursuant to this Guaranty. Without limiting the generality of the foregoing, each Parent Guarantor, and by its acceptance of this Guaranty, the Administrative Agent, for the benefit of the Lenders, hereby confirms that the Parties intend that this Guaranty not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law (as defined below), the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal, state or foreign law to the extent applicable to this Guaranty. In furtherance of that intention, the liabilities of each Parent Guarantor under this Guaranty (the “Liabilities”) shall be limited to the maximum amount that will, after giving effect to such maximum amount and all other contingent and fixed liabilities of such Parent Guarantor that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Person with respect to the Liabilities, result in the Liabilities of such Parent Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance. For purposes hereof, “Bankruptcy Law” means the Bankruptcy Code (as defined below), or any similar federal, state or foreign law for the relief of debtors. This paragraph with respect to the maximum liability of each Parent Guarantor is intended solely to preserve the rights of the Administrative Agent, for the benefit of the Lenders, to the maximum extent not subject to avoidance under applicable law, and neither a Parent Guarantor nor any other Person shall have any right or claim under this paragraph with respect to such maximum liability, except to the extent necessary so that the obligations of a Parent Guarantor hereunder shall not be rendered voidable under applicable law. Each Parent Guarantor agrees that the Guaranteed Obligations may at any time and from time to time exceed the maximum liability of such Parent Guarantor without impairing this Guaranty or affecting the rights and remedies of the Administrative Agent on behalf of the Lenders, hereunder; provided that nothing in this sentence shall be construed to increase such Parent Guarantor’s obligations hereunder beyond its maximum liability.

(b) For the purposes of Sections 1 and 26, the following terms shall have the following meanings:

(i) “Commodity Exchange Act” means the Commodity Exchange Act of 1936, as amended from time to time, and any successor statute.

(ii) “Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guaranty hereunder of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any guaranty thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guaranty of such Guarantor or the grant of such security interest becomes effective with respect to such Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guaranty hereunder or security interest is or becomes illegal.

(iii) “Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Section 2. Guaranty Absolute.

(a) Each Parent Guarantor guarantees that the Guaranteed Obligations shall be paid strictly in accordance with the terms of the Loan Documents. The liability of each Parent Guarantor under this Guaranty is absolute, irrevocable and unconditional irrespective of: (i) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations, or any other amendment or waiver of or any consent to departure from any of the terms of any Loan Document, including any increase or decrease in the rate of interest thereon; (ii) any release or amendment or waiver of, or consent to departure from, or failure to act by the Administrative Agent or the Lenders with respect to, or any impairment of any Lien on, any other guaranty or support document, or any exchange, release or non-perfection of, or failure to act by the Administrative Agent or the Lenders with respect to, any collateral securing payment or performance, of all or any part of the Guaranteed Obligations; (iii) any present or future law, regulation or order of any jurisdiction (whether of right or in fact) or of any agency thereof purporting to reduce, amend, restructure or otherwise affect any term of the Guaranteed Obligations or any Loan Document; (iv) any change in the corporate existence, structure, or ownership of the Borrower, the Company or any other Loan Party; (v) without being limited by the foregoing, any lack of validity or enforceability of any Loan Document; and (vi) any other setoff, recoupment, defense or counterclaim whatsoever (in any case, whether based on contract, tort or any other theory) with respect to the Loan Documents or the transactions contemplated thereby which might constitute a legal or equitable defense available to, or discharge of, the Borrower, the Company or a Guarantor, other than the Payment in Full of the Guaranteed Obligations.

(b) Each Parent Guarantor’s liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall such Parent Guarantor be exonerated or discharged by, any of the following events:

(i) any insolvency proceeding with respect to the Borrower, the Company, any Guarantor, any other Loan Party or any other Person;

(ii) any limitation, discharge, or cessation of the liability of the Borrower, the Company, any Guarantor, any other Loan Party or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations or the Loan Documents;

(iii) any merger, acquisition, consolidation or change in structure of the Borrower, the Company, any Guarantor or any other Loan Party or Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of the Borrower, the Company, any Guarantor, any other Loan Party or other Person;

(iv) any assignment or other transfer, in whole or in part, of the Administrative Agent’s interests in and rights under this Guaranty or the other Loan Documents, including the Administrative Agent’s right to receive payment of the Guaranteed Obligations, or any assignment or other transfer, in whole or in part, of the Administrative Agent’s interests in and to any of the collateral specified in the Pledge Agreement;

(v) any claim, defense, counterclaim or setoff, other than that of prior performance or Payment in Full of the Guaranteed Obligations, that the Borrower, the Company, any Guarantor, any other Loan Party or other Person may have or assert, including any defense of incapacity or lack of corporate or other authority to execute any of the Loan Documents;

(vi) the Administrative Agent’s amendment, modification, renewal, extension, cancellation or surrender of any Loan Document, any Guaranteed Obligations, any collateral securing payment or performance of all or any part of the Guaranteed Obligations, or the Administrative Agent’s exchange, release, or waiver of any collateral securing the payment or performance of all or any part of the Guaranteed Obligations;

(vii) the Administrative Agent’s exercise or nonexercise of any power, right or remedy with respect to any of any collateral securing payment or performance of all or any part of the Guaranteed Obligations, including the Administrative Agent’s compromise, release, settlement or waiver with or of the Borrower, the Company, any Guarantor, any other Loan Party or any other Person;

(viii) the Administrative Agent’s vote, claim, distribution, election, acceptance, action or inaction in any insolvency proceeding related to the Guaranteed Obligations;

(ix) any impairment or invalidity of any of any collateral securing payment or performance of all or any part of the Guaranteed Obligations or any failure to perfect any of the Administrative Agent’s Liens thereon or therein; and

(x) any other guaranty, whether by such Guarantor or any other Person, of all or any part of the Guaranteed Obligations or any other indebtedness, obligations or liabilities of the Borrower to the Administrative Agent.

(c) The obligations of each Parent Guarantor hereunder are independent of and separate from the obligations of the Borrower, the Company and any other Loan Party and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against any Guarantor, whether or not the Borrower, the Company or any other Loan Party is joined therein or a separate action or actions are brought against the Borrower, the Company or any other Loan Party.

Section 3. Guaranty Irrevocable. This Guaranty is a continuing guaranty of the payment of all Guaranteed Obligations now or hereafter existing and shall remain in full force and effect until this Guaranty is terminated pursuant to Section 17 hereof.

Section 4. Waiver of Certain Rights and Notices; Financial Condition of Loan Parties. To the fullest extent not prohibited by applicable law, except as specifically provided herein, each Parent Guarantor hereby waives and agrees not to assert or take advantage of (a) any right to require the Administrative Agent or any Lender to proceed against or exhaust its recourse against the Borrower, the Company, any other Loan Party, any other guarantor or endorser, or any security or collateral securing payment or performance, of all or any part of the Guaranteed Obligations held by the Administrative Agent (for the benefit of Lenders) at any time or to pursue any other remedy in its power before proceeding against such Parent Guarantor hereunder; (b) the defense of the statute of limitations in any action hereunder; (c) any defense that may arise by reason of (i) the incapacity, lack of authority, death or disability, as applicable, of the Borrower, the Company, any other Loan Party, any of their respective Related Parties or any other Person, (ii) the revocation or repudiation hereof by any Parent Guarantor or the revocation or repudiation of any of the Loan Documents by the Borrower, the Company, any other Loan Party or any other Person, (iii) the failure of the Administrative Agent (on behalf of the Lenders) to file or enforce a claim against the estate (either in administration, bankruptcy or any other proceeding) of the Borrower, the Company or any other Loan Party, (iv) the unenforceability in whole or in part of any Loan Document, (v) the Administrative Agent’s election (on behalf of the Lenders), in any proceeding instituted under the Title 11 of the United States Code entitled “Bankruptcy” (the “Bankruptcy Code”), of the application of Section 1111(b)(2) of the Bankruptcy Code, or (vi) any borrowing or grant of a security interest under Section 364 of the Bankruptcy Code; (d) presentment, demand for payment, protest, notice of discharge, notice of acceptance of this Guaranty, and indulgences and notices of any other kind whatsoever; (e) any defense based upon an election of remedies by the Administrative Agent (on behalf of the Lenders) which destroys or otherwise impairs the subrogation rights of any Guarantor or the right of such Guarantor to proceed against the Borrower, the Company or any other Loan Party for reimbursement; (f) any defense based upon any taking, modification or release of any collateral securing payment or performance, or other guarantees, of all or any part of the Guaranteed Obligations, or any failure to perfect, or any impairment of, any Lien on, or the taking of or failure to take any other action with respect to, any collateral securing payment or performance of the Guaranteed Obligations; (g) any right to require marshaling of assets and liabilities, sale in inverse order of alienation, notice of acceptance of this Guaranty and of any obligations to which it applies or may apply; (h) any rights or defenses based upon an offset by any Guarantor against any obligation now or hereafter owed to such Guarantor by the Borrower, the Company or any other Loan Party; (i) any defense based on the Administrative Agent’s errors or omissions in the administration of the Guaranteed Obligations; and (j) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty; provided, however, that this Section 4 shall not constitute a waiver on the part of any Parent Guarantor of any defense of payment. Each Parent Guarantor shall remain liable hereunder to the extent set forth herein, notwithstanding any act, omission or thing which might otherwise operate as a legal or equitable discharge of such Parent Guarantor, until the termination of this Guaranty under Section 17 hereof. In addition, each Parent Guarantor shall not have any right to require the Administrative Agent to obtain or disclose any information with respect to: (i) the financial condition or character of any Loan Party or the ability of any Loan Party to pay and perform the Guaranteed Obligations; (ii) the Guaranteed Obligations; (iii) any collateral securing payment or performance of all or any of the Guaranteed Obligations; (iv) the existence or nonexistence of any other guarantees of all or any part of the Guaranteed Obligations; (v) any action or inaction on the part of the Administrative Agent or any other Person; or (vi) any other matter, fact or occurrence whatsoever.

Section 5. Continuing Guaranty; Reinstatement. This Guaranty is a continuing guaranty and agreement of subordination relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and each Parent Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon each Parent Guarantor until this Guaranty is terminated pursuant to Section 17 hereof. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by the Lenders on the insolvency, bankruptcy or reorganization of the Borrower, the Company or any other Loan Party or otherwise, all as though the payment had not been made, whether or not the Administrative Agent is in possession of this Guaranty; provided, however, that no such reinstatement shall occur if this Guaranty has terminated pursuant to Section 17(b) hereof.

Section 6. Subrogation. No Parent Guarantor shall exercise any rights which it may acquire by way of subrogation, by any payment made under this Guaranty or otherwise, until all the Guaranteed Obligations have been paid in full and the Loan Documents are no longer in effect. If any amount is paid to a Parent Guarantor on account of subrogation rights under this Guaranty at any time when all the Guaranteed Obligations have not been paid in full, the amount shall be held in trust for the benefit of the Lenders and shall be promptly paid to the Administrative Agent, for the benefit of the Lenders, to be credited and applied to the Guaranteed Obligations, whether matured or unmatured or absolute or contingent, in accordance with the terms of the Loan Documents. If any Parent Guarantor makes payment to the Administrative Agent, for the benefit of the Lenders, of all or any part of the Guaranteed Obligations and all the Guaranteed Obligations are paid in full and the Loan Documents are no longer in effect, the Administrative Agent shall, at such Parent Guarantor’s request and expense, execute and deliver to such Parent Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Parent Guarantor of the interest in the Guaranteed Obligations resulting from such payment.

Section 7. Subordination. Without limiting the Administrative Agent’s rights under any other agreement, any liabilities owed by the Borrower, the Company or any other Loan Party to a Guarantor in connection with any extension of credit or financial accommodation by such Guarantor to or for the account of the Borrower, the Company or any other Loan Party, including but not limited to interest accruing at the agreed contract rate after the commencement of a bankruptcy or similar proceeding, are hereby subordinated to the Guaranteed Obligations, and such liabilities of the Borrower, the Company or any other Loan Party to such Guarantor, if the Administrative Agent so requests, shall be collected, enforced and received by such Guarantor as trustee for the Lenders and shall be paid over to the Administrative Agent, for the benefit of the Lenders, on account of the Guaranteed Obligations but without reducing or affecting in any manner the liability of any Parent Guarantor under the other provisions of this Guaranty.

Section 8. Payments; Certain Taxes.

(a) Each Parent Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which the Administrative Agent, any Lender or any other Person may have against such Parent Guarantor by virtue hereof, upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code), such Parent Guarantor shall forthwith pay, or cause to be paid, in cash, to the Administrative Agent an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in any insolvency proceeding with respect to the Borrower, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in any such insolvency proceeding). Each Parent Guarantor shall make each payment hereunder, unconditionally in full without set-off, counterclaim or other defense, on the day when due in dollars and in same day or immediately available funds, to the Administrative Agent at such office of the Administrative Agent specified in the Credit Agreement.

(b) Each Parent Guarantor further agrees that all payments to be made hereunder shall be made without setoff or counterclaim and free and clear of, and without deduction for, any taxes, levies, imposts, duties, charges, fees, deductions, withholdings or restrictions or conditions of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed by any country or by any political subdivision or taxing authority thereof or therein as provided in Section 2.16 of the Credit Agreement.

Section 9. Representations and Warranties. Each Parent Guarantor represents and warrants that:

(a) (i) such Parent Guarantor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to own or lease its properties and to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, (ii) the execution, delivery and performance of this Guaranty are within such Parent Guarantor’s corporate, limited liability company or other organizational powers and have been duly authorized by all necessary corporate, limited liability company or other organizational action, (iii) this Guaranty has been duly executed and delivered by such Parent Guarantor and constitutes a legal, valid and binding obligation of such Parent Guarantor, enforceable against such Parent Guarantor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, and (iv) the execution, delivery and performance of this Guaranty by such Parent Guarantor (A) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (B) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of such Parent Guarantor or any order, decree or judgment of any Governmental Authority, except for any violation of any applicable law or regulation that would not reasonably be expected to have a Material Adverse Effect, (C) will not violate or result in a default under any indenture, agreement or other instrument binding upon such Parent Guarantor or its assets, or give rise to a right thereunder to require any payment to be made by such Parent Guarantor, except for any violation or default that would not reasonably be expected to have a Material Adverse Effect, and (D) will not result in the creation or imposition of any Lien on any asset of such Parent Guarantor;

(b) in executing and delivering this Guaranty, such Parent Guarantor has (i) without reliance on the Administrative Agent or any Lender or any information received from the Administrative Agent or any Lender and based upon such documents and information it deems appropriate, made an independent investigation of the transactions contemplated hereby and the Borrower’s, the Company’s and any other Loan Party’s business, assets, operations, prospects and condition, financial or otherwise, and any circumstances which may bear upon such transactions, the Borrower, the Company or any other Loan Party or the obligations and risks undertaken herein with respect to the Guaranteed Obligations; (ii) adequate means to obtain from the Borrower, the Company or any other Loan Party on a continuing basis information concerning the Borrower, the Company or any other Loan Party; (iii) full and complete access to the Loan Documents and any other documents executed in connection with the Loan Documents; and (iv) not relied and will not rely upon any representations or warranties of the Administrative Agent or any Lender not embodied herein or any acts heretofore or hereafter taken by the Administrative Agent or any Lender (including but not limited to any review by the Administrative Agent or any Lender of the affairs of the Borrower, the Company or any other Loan Party);

(c) each Parent Guarantor has received at least “reasonably equivalent value” (as such phrase is used in Section 548 of the Bankruptcy Code and in comparable provisions of other applicable law) and more than sufficient consideration to support its obligations hereunder in respect of the Guaranteed Obligations and under any of the Loan Documents to which it is a party; and

(d) each representation and warranty in the Credit Agreement made by the Company and the Borrower with respect to each Parent Guarantor is true and correct in all material respects (other than any representation or warranty qualified as to “materiality”, “Material Adverse Effect” or similar language, which shall be true and correct in all respects).

Section 10. Covenants.

(a) Each Parent Guarantor will perform and comply with all covenants applicable to such Parent Guarantor, or which the Borrower, the Company or any other Loan Party is required to cause such Parent Guarantor to comply with, under the terms of the Credit Agreement or any of the other Loan Documents as if the same were more fully set forth herein.

(b) Each Parent Guarantor shall furnish to the Administrative Agent such information respecting the operations, properties, business or condition (financial or otherwise) of such Parent Guarantor or its Subsidiaries as the Administrative Agent may from time to time reasonably request.

(c) Each Parent Guarantor shall maintain and preserve its legal existence, its rights to transact business and all other rights, franchises and privileges necessary or desirable in the normal course of its business and operations and the ownership of its properties, except (other than the maintenance of legal existence of such Parent Guarantor) as could not reasonably be expected to result in a Material Adverse Effect or as may otherwise be permitted under the Credit Agreement.

(d) Each Parent Guarantor shall maintain all authorizations, consents, approvals, licenses, exemptions of, or filings or registrations with, any Governmental Authority, or approvals or consents of any other Person, required in connection with this Guaranty or any other Loan Document to which it is a party.

(e) Each Parent Guarantor shall execute, acknowledge, deliver, file, notarize and register at its own expense all such further agreements, instruments, certificates, documents and assurances and perform such acts as the Administrative Agent shall deem necessary to effectuate the purposes of this Guaranty and the other Loan Documents to which such Parent Guarantor is a party, and promptly provide the Administrative Agent with evidence of the foregoing reasonably satisfactory in form and substance to the Administrative Agent.

Section 11. Remedies Generally. The remedies provided in this Guaranty are cumulative and not exclusive of any remedies provided by law.

Section 12. Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, and to the extent permitted under Section 9.09 of the Credit Agreement, to setoff and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Guarantor against any of and all the Guaranteed Obligations held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Guaranty and although such Guaranteed Obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have. Each Lender shall notify the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

Section 13. Formalities. Each Parent Guarantor waives presentment, demand, notice of dishonor, default or nonpayment, protest, notice of acceptance of this Guaranty or incurrence of any of the Guaranteed Obligations and any other formality with respect to any of the Guaranteed Obligations or this Guaranty.

Section 14. Amendments and Waivers. No amendment or waiver of any provision of this Guaranty, nor consent to any departure by any Parent Guarantor therefrom, shall be effective unless it is in writing and signed by the Administrative Agent (acting with the requisite consent of the Lenders as provided in the Credit Agreement) and each Parent Guarantor, and then the waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right under this Guaranty shall operate as a waiver or preclude any other or further exercise thereof or the exercise of any other right.

Section 15. Expenses. Each of the Parent Guarantors shall reimburse the Administrative Agent and the Lenders on demand for all reasonable and documented out-of-pocket costs, expenses and charges incurred by the Administrative Agent and the Lenders in connection with the performance or enforcement of this Guaranty, subject, in each case, to the terms and limitations set forth in Section 9.03 of the Credit Agreement. The obligations of the Parent Guarantors under this Section shall survive the termination of this Guaranty.

Section 16. Assignment; Benefits of Guaranty. This Guaranty shall be binding on, and shall inure to the benefit of each Parent Guarantor, the Administrative Agent, the Lenders and their respective successors and assigns; provided that no Parent Guarantor may assign or transfer its rights or obligations under this Guaranty without the prior written consent of the Administrative Agent and each Lender (and any attempted such assignment or transfer by any Parent Guarantor without such consent shall be null and void) (it being understood that a merger or consolidation permitted by the Credit Agreement will not constitute an assignment, transfer or delegation and does not require the consent of the Administrative Agent). Without limiting the generality of the foregoing, the Administrative Agent and each Lender may assign, sell participations in or otherwise transfer its rights under the Loan Documents to any other Person in accordance with the terms of the Credit Agreement, and the other person or entity shall then become vested with all the rights granted to the Administrative Agent or such Lender, as applicable, in this Guaranty or otherwise. This Guaranty is entered into for the sole protection and benefit of the Administrative Agent and the Lenders and their respective successors and assigns, and no other Person (other than any Related Party specified herein) shall be a direct or indirect beneficiary of, or shall have any direct or indirect cause of action or claim in connection with, this Guaranty. The Administrative Agent, by its acceptance of this Guaranty, shall not have any obligations under this Guaranty to any Person other than the Parent Guarantors, and such obligations shall be limited to those expressly stated herein.

Section 17. Termination. This Guaranty and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Guarantor hereunder shall terminate and the Guarantors shall be automatically released from their obligations under this Guaranty (other than those expressly stated to survive such termination), all without delivery of any instrument or performance of any act by any Person, upon (a) Payment in Full, or (b) the release of such Parent Guarantor pursuant to Section 9.02 of the Credit Agreement. At the request and sole expense of any Guarantor following any such termination or release, the Administrative Agent shall take all such action reasonably requested by such Guarantor to evidence the release of such Guarantor from its obligations under this Guaranty.

Section 18. Captions. The headings and captions in this Guaranty are for convenience only and shall not affect the interpretation or construction of this Guaranty.

Section 19. Notices. All notices or other written communications hereunder shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:

(a) if to any Parent Guarantor, to it at c/o Four Corners Operating Partnership, LP, 591 Redwood Highway, Suite 1150, Mill Valley, CA 94941, Attention of Mr. Gerry Morgan and James L. Brat, Esq. (Email address: gerry@fourcornerspropertytrust.com and jim@fourcornerspropertytrust.com); and

(b) if to the Administrative Agent, to JPMorgan Chase Bank, N.A., 10 South Dearborn Floor L2S Chicago, IL 60603-2300, Attention of Ryan T. Bowman, Client Processing Specialist (Telecopy No. 13127324754), (Email address: ryan.t.bowman@jpmorgan.com), with a copy to Morrison & Foerster LLP, 250 W. 55th Street, New York, NY 10019-9601, Attention of Geoffrey R. Peck, Esq.

Each Parent Guarantor and the Administrative Agent may change its address or telecopy number or email address for notices and other communications hereunder by notice to the other Party. All notices and other communications given to any Parent Guarantor or the Administrative Agent in accordance with the provisions of this Guaranty shall be deemed to have been given on the date of receipt, in the case of email notices, as evidenced by sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt function”).

Section 20. Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Guaranty shall be construed in accordance with and governed by the law of the State of New York.

(b) Each Parent Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County, Borough of Manhattan, and of the United States District Court for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Guaranty, or for recognition or enforcement of any judgment, and each Parent Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined solely in such New York State or, to the extent permitted by law, in such federal court. Each Parent Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Guaranty shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Guaranty against any Parent Guarantor or its properties in the courts of any jurisdiction.

(c) Each Parent Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Guaranty in any court referred to in subsection (b) above. Each Parent Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each Parent Guarantor irrevocably consents to service of process in the manner provided for notices herein. Nothing in this Guaranty will affect the right of any Party to serve process in any other manner permitted by law.

Section 21. Invalid Provisions. If any provision of this Guaranty is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Guaranty, such provision shall be fully severable and this Guaranty shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Guaranty, and the remaining provisions of this Guaranty shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Guaranty, unless such continued effectiveness of this Guaranty, as modified, would be contrary to the basic understandings and intentions of the Parties as expressed herein.

Section 22. ENTIRETY. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS EXECUTED BY ANY PARENT GUARANTOR EMBODY THE FINAL, ENTIRE AGREEMENT OF SUCH PARENT GUARANTOR, ADMINISTRATIVE AGENT AND THE LENDERS WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND SUPERSEDES ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND THEREOF. THIS GUARANTY AND THE OTHER LOAN DOCUMENTS EXECUTED BY EACH PARENT GUARANTOR ARE INTENDED BY EACH PARENT GUARANTOR, ADMINISTRATIVE AGENT AND THE LENDERS AS A FINAL AND COMPLETE EXPRESSION OF THE TERMS HEREOF AND THEREOF, AND NO COURSE OF DEALING AMONG ANY PARENT GUARANTOR, ADMINISTRATIVE AGENT AND THE LENDERS, NO COURSE OF PERFORMANCE, NO TRADE PRACTICES, AND NO EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OR OTHER EXTRINSIC EVIDENCE OF ANY NATURE SHALL BE USED TO CONTRADICT, VARY, SUPPLEMENT OR MODIFY ANY TERM OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT EXECUTED BY ANY PARENT GUARANTOR. THERE ARE NO ORAL AGREEMENTS BETWEEN ANY PARENT GUARANTOR, ADMINISTRATIVE AGENT AND THE LENDERS.

Section 23. WAIVER OF RIGHT TO TRIAL BY JURY. EACH PARENT GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, ADMINISTRATIVE AGENT, ON BEHALF OF THE LENDERS, EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH

PARENT GUARANTOR AND, BY ITS ACCEPTANCE HEREOF, ADMINISTRATIVE AGENT, ON BEHALF OF THE LENDERS, EACH (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND SUCH OTHER PARTY HAVE BEEN INDUCED TO EXECUTE OR ACCEPT THIS GUARANTY BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 24. Limitation of Liability. To the extent permitted by applicable law, no Parent Guarantor shall assert, and each Parent Guarantor hereby waives, any claim against the Administrative Agent or any Lender on any theory of liability for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Guaranty or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

Section 25. Guaranteed Parties Not Fiduciaries to any Guarantor. The relationship between each Guarantor and its Affiliates, on the one hand, and each of the Administrative Agent, the Lenders and their respective Affiliates, on the other hand, is solely that of debtor and creditor, and neither such guaranteed party nor any Affiliate thereof shall have any fiduciary or other special relationship with any Guarantor or any of its Affiliates, and no term or provision of any Loan Document, no course of dealing, no written or oral communication, or other action, shall be construed so as to deem such relationship to be other than that of debtor and creditor.

Section 26. Keepwell Agreement. Each Parent Guarantor that is a Qualified ECP Guarantor hereby unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by any other Guarantor to permit such other Guarantor to honor all of its obligations under the Guaranty to which it is a party in respect of Swap Obligations (as defined in the Guaranty to which it is a party); provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 26 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 26, or otherwise under this Guaranty, as they relate to such Qualified ECP Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section 26 shall remain in force and effect so long as any Lender has any Commitment or any Guaranteed Obligations remain unsatisfied. Each Qualified ECP Guarantor intends that this Section 26 constitute, and this Section 26 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act. For the purposes of this Section 26, “Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

Section 27. Counterparts. This Guaranty may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Parent Guarantor has caused this Guaranty to be duly executed and delivered by its duly authorized officer as of the date first above written.

FOUR CORNERS PROPERTY TRUST, INC.,
a Maryland corporation, as a Parent Guarantor

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: Chief Financial Officer

FOUR CORNERS GP, LLC, a Delaware limited liability company, as a Parent Guarantor

By:	/s/ Gerald R. Morgan
Name: Gerald R. Morgan
Title: President

[Signature Page - Guaranty]